Cash Accumulation Trust
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               December 23, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for Cash
Accumulation Trust.
          File Nos. 002-91889 and 811-04060

     On behalf of the Cash Accumulation
Trust, enclosed for filing under the
Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at
(973) 367-7503.

                              Very truly
                              yours,


                              Grace C. Torres
Grace C. Torres
                               Treasurer